EXHIBIT 23.01

                         CONSENT OF MOORE STEPHENS P.C.



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
       Hirel Holdings, Inc.
       Pompano Beach, Florida


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 6, 1997, relating to the consolidated financial statements of Hirel Holdings, Inc. which is contained in the Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   /s/ Moore Stephens, P.C.
                                   --------------------------------------------
                                   MOORE STEPHENS, P.C.
                                   Certified Public Accountants


Cranford, New Jersey
July 25, 1997